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Exhibit 3.2

EDWARDS LIFESCIENCES CORPORATION
AMENDED AND RESTATED BYLAWS

ARTICLE I
STOCKHOLDERS

        SECTION 1.    PLACE OF HOLDING MEETINGS.    All meetings of the stockholders shall be held at the principal executive offices of the Corporation, or such other place as shall be determined by the Board of Directors.

        SECTION 2.    ELECTION OF DIRECTORS.

          (a)   The annual meeting of stockholders for the election of directors and the transaction of other business shall be held at such time and date as shall be determined by the Board of Directors.

          (b)   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.

          (c)   In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

          (d)   To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than seventy-five (75) days nor more than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

          (e)   To be in proper written form, a stockholder's notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of the proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, or any successor provisions thereto; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, or any successor provisions thereto. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to service as a director if elected.

          (f)    No person shall be eligible for election as a director of the Corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with the procedures set forth in this Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          (g)   The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 2 shall be made in the manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

        SECTION 3.    VOTING.    Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or Delaware law shall, unless the Certificate of Incorporation or Delaware law otherwise provides, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The vote for directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Except for the election of directors, which shall be decided by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote thereat, all matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to vote thereat, except as otherwise provided by the Certificate of Incorporation and/or Delaware law.

        A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission, which Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such writing or such a Transmission that is a complete reproduction of the entire original writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used.

        The secretary shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        SECTION 4.    QUORUM.    Except as provided in the next Section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

        SECTION 5.    ADJOURNMENT OF MEETINGS.    If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled by statute to receive the same, and such notice contains a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

        In addition, the chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). Notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 7 of this Article I.

        SECTION 6.    SPECIAL MEETINGS; HOW CALLED.    Special meetings of the stockholders for any purpose or purposes may be called only (a) by the chairman of the board and chief executive officer or the secretary, and shall be called by the chairman of the board and chief executive officer or the secretary upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the chairman of the board and chief executive officer or the secretary, signed by a majority of the directors or (b) by resolution adopted by a majority of the Board of Directors. The business transacted at a special meeting of stockholders shall be limited solely to the matters relating to the purpose or purposes stated in the Corporation's notice of meeting.

        SECTION 7.    NOTICE OF STOCKHOLDERS' MEETINGS.    Written or printed notice stating the time and place, if any, of regular or special meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the general nature of the business to be considered shall be prepared and delivered, either personally or by mail, by the secretary, or such other officer as the Board of Directors may designate, to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation as of the record date of the meeting, at least ten (10) days but not more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

        Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 7 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or assistant secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

        Any written waiver of notice, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

        SECTION 8.    CONDUCT OF THE MEETINGS.

          (a)   The chairman of the board, or his or her designee, shall preside over meetings of stockholders and shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If the chairman, in his or her absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (b)   If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned.

          (c)   The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

          (d)   A resolution or motion shall be considered for vote only if (i) proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution and (ii) all other requirements under law, the Corporation's Certificate of Incorporation, these Bylaws or otherwise for consideration of such a resolution or motion have been duly satisfied as determined by the chairman in his or her absolute discretion, from which there shall be no appeal.

        SECTION 9.    ANNUAL MEETINGS.

          (a)   No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record or beneficial owner on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 9.

          (b)   In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

          (c)   To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy-five (75) days nor more than one hundred (100) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

          (d)   To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          (e)   No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          (f)    The determination of whether shares of capital stock of the Corporation are owned beneficially under this Section 9 shall be made in the same manner applicable to proposals submitted pursuant to Rule 14a-8 of the Exchange Act, or any successor provisions thereto.

ARTICLE II
DIRECTORS

        SECTION 1.    QUORUM.    One-half of the total number of directors (rounded upwards, if necessary, to the next whole number) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. The Board of Directors, or any committee thereof, may also transact business without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws.

        SECTION 2.    REGULAR MEETINGS.    A regular annual meeting of the Board of Directors shall be held, without call or notice, in connection with the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be determined by the Board of Directors.

        SECTION 3.    ELECTION OF OFFICERS.    At the first meeting or at any subsequent meeting called for the purpose, the directors shall elect a chairman of the board and chief executive officer as well as a secretary, and may elect a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, and one or more assistant secretaries, who need not be directors. Each such officer shall hold office until the next annual election of officers, and until his or her successor is duly elected and qualified, or until such officer's earlier resignation, removal or death.

        SECTION 4.    SPECIAL MEETINGS; HOW CALLED; NOTICE.    Special meetings of the Board of Directors may be called by the chairman of the board and chief executive officer, and shall be called by the chairman of the board and chief executive officer or the secretary on the written request of any two directors. Notice of each such meeting shall state the date, time and place of the meeting, and shall be delivered to each director either personally, by telephone, telegraph, cable or, if consented to by a director, other electronic transmission, at least 24 hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his or her residence or usual place of business, at least four days before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article VII hereof. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting, either before or after such meeting.

        SECTION 5.    PLACE OF MEETING.    The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside the State of Delaware, at any office or offices of the Corporation, or at any place as they may from time to time determine.

        SECTION 6.    TELEPHONIC MEETINGS.    Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        SECTION 7.    GENERAL POWERS OF DIRECTORS.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation, including any powers incidental thereto.

        SECTION 8.    COMPENSATION OF DIRECTORS.    Directors shall not receive any stated salary for their services as directors, but the Board of Directors may by resolution authorize compensation together with expenses of attendance at meetings. Such compensation may take the form of cash, stock options or other compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III
COMMITTEES

        The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board, appoint one or more committees, each consisting of one or more of the directors of the

Corporation, which committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as shall be conferred by the resolution appointing it, and which, in furtherance thereof, may authorize the seal of the Corporation to be affixed to all papers that may require it; but the power and authority of any such committee shall be subject to the provisions of Section 141(c) (or its successor provision) of the Delaware General Corporation Law and any other applicable statute.

        The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to change the membership of or to dissolve any such committee. Any such committee may make such rules for the conduct of its business as it shall from time to time deem necessary or appropriate. Except as may be otherwise provided by resolution of the Board, one half of the total number of directors (rounded upwards, if necessary, to the next whole number), shall constitute a quorum.

        Regular meetings of any committee may be held without call or notice at such time as determined by the committee. Notice of special meetings shall be given to each member of the committee in the manner provided for in Section 4 of Article II and such notice may be waived if all of the committee members are present or if those not present waive notice of the meeting, either before or after such meeting.

ARTICLE IV
OFFICERS

        SECTION 1.    The officers of the Corporation shall be the chairman of the board and chief executive officer and the secretary, and may include a president, one or more executive vice presidents, one or more senior vice presidents, one or more group vice presidents, one or more corporate vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries and such other officers as may from time to time be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

        SECTION 2.    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER.    The chairman of the board and chief executive officer shall be the chief executive officer of the Corporation and shall have the responsibility for the management of the Corporation and such other powers and duties as may be assigned to him or her from time to time by the Board of Directors. The chairman of the board and chief executive officer shall, when present, preside at all meetings of the stockholders and of the Board of Directors (other than meetings of the non-management and/or independent members of the Board). He or she shall act as liaison from and as spokesperson for the Board of Directors. He or she shall participate in long range planning for the Corporation. He or she may sign shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the Corporation. He or she may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. He or she shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board of Directors from time to time.

        SECTION 3.    PRESIDENT.    The president shall have such duties and authority as the chairman of the board and chief executive officer may determine from time to time. In the absence or disability of the chairman of the board and chief executive officer, the president shall exercise all powers and discharge all of the duties of the chairman of the board and chief executive officer, including the general supervision and control of all the business and affairs of the Corporation. The president may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business of the Corporation. The president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        SECTION 4.    VICE PRESIDENTS.    In the absence or disability of the chairman of the board and chief executive officer and the president, the functions of the chairman of the board and chief executive officer shall be performed by the executive vice president who was first elected to that office and who is not then absent or disabled, or, if none, the senior vice president who was first elected to that office and who is not then absent or disabled, or, if none, the group vice president who was first elected to that office and who is not then absent or disabled, or, if none, the corporate vice president who was first elected to that office and who is not then absent or disabled, or, if none, the vice president who was first elected to that office and who is not then absent or disabled. Each executive vice president, senior vice president, group vice president, corporate vice president and vice president shall have such powers and shall discharge such duties as may be assigned to him or her from time to time by the chairman of the board and chief executive officer or the president and may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed or which are in the ordinary course of business. Each executive vice president, senior vice president, group vice president, corporate vice president and vice president may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        SECTION 5.    SECRETARY.    The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman of the board and chief executive officer or the directors, upon whose requisition the meeting is called as provided in these Bylaws. The secretary shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the chairman of the board and chief executive officer, or the president. The secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the chairman of the board and chief executive officer, or the president, and attest the same. The secretary shall have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and the securities of the Corporation in the absence of designation by the Board of Directors of a corporate transfer agent, and shall perform all of the other duties incident to the office of secretary. The secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        SECTION 6.    ASSISTANT SECRETARY.    Each assistant secretary shall have such powers and perform such duties as shall be assigned to him or her by the Board of Directors or delegated to him or her by the secretary, and in the absence or inability of the secretary to act, shall have the same general powers as the secretary. Each assistant secretary may vote, either in person or by proxy, all the shares of the capital stock of any company which the Corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings.

        SECTION 7.    TREASURER.    The treasurer shall perform such duties as shall be delegated to him or her by the Board of Directors, the chairman of the board and chief executive officer or the president.

ARTICLE V
RESIGNATIONS AND FILLING OF VACANCIES

        SECTION 1.    RESIGNATIONS.    Any director, member of a committee or other officer may resign at any time. Such resignations shall be made in writing or by electronic transmission and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the chairman of the board and chief executive officer or secretary. The acceptance of the resignation shall not be necessary to make it effective.

        SECTION 2.    FILLING OF VACANCIES.    If the office of any member of a committee or other officer becomes vacant, the vacancy may be filled only by the remaining directors in office, who, by a majority vote, may appoint any qualified person to fill such vacancy. Any vacancy on the Board of Directors, resulting from an increase in the number of directors or for any other reason, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term or until the next election of the class to which the director has been assigned, and until his or her successor shall be elected and qualified.

ARTICLE VI
CAPITAL STOCK

        SECTION 1.    CERTIFICATES OF STOCK.    Certificates of stock, numbered and with the seal of the Corporation affixed, signed by the chairman of the board and chief executive officer, the president or any vice president, and the secretary or an assistant secretary or the treasurer, shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Any or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        SECTION 2.    LOST, STOLEN OR DESTROYED CERTIFICATES.    A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such stockholder's legal representative, to give the Corporation a bond, in such sum as they may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        SECTION 3.    TRANSFER OF SHARES.    The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

        SECTION 4.    DETERMINATION OF RECORD DATE.

          (a)   In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other lawful action, the Board of Directors may fix, in advance, a record date, which, in the case of action involving a meeting of stockholders, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and which shall not be more than sixty (60) days prior to any other action.

          (b)   If no record date is fixed:

              (i)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

             (ii)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c)   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 5.    DIVIDENDS.    Subject to the applicable provisions of the Certificate of Incorporation, if any, and Delaware law, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient.

ARTICLE VII
AMENDMENTS

        The stockholders by the affirmative vote of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote in elections of directors of the Corporation considered as one class, or the directors by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present, may amend or alter any of these Bylaws, provided the substance of the proposed amendment shall have been stated in the notice of the meeting. "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        SECTION 1.    CORPORATE SEAL.    The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        SECTION 2.    FISCAL YEAR.    The fiscal year of the Corporation shall be the calendar year.

        SECTION 3.    REGISTERED OFFICE.    A registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of this Corporation in the State of Delaware.

        SECTION 4.    BANK ACCOUNTS, CHECKS, DRAFTS, NOTES.    The Corporation shall maintain such bank accounts and checks upon such accounts shall be signed and/or countersigned by such officers as may be designated by resolution of the Board of Directors. Notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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EDWARDS LIFESCIENCES CORPORATION AMENDED AND RESTATED BYLAWS